UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 15, 2009

PLUG POWER INC.

(Exact Name of Registrant as Specified in Charter)

                 Delaware                                      000-27527                                     22-3672377

(State or Other Jurisdiction                 (Commission File Number)                      (IRS Employer

       of Incorporation)                                                                                       Identification No.)

968 Albany Shaker Road, Latham, New York  12110

 (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (518) 782-7700

_____________________________________________________

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

       ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01        Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 15, 2009, Plug Power Inc. (the “Company”) received a deficiency notice from The Nasdaq Stock Market (“Nasdaq”) stating that it no longer complies with Nasdaq Marketplace Rule 5450(a)(1) because the bid price of the Company’s common stock closed below the required minimum $1.00 per share for the previous 30 consecutive business days.

The notice also indicated that, in accordance with Marketplace Rule 5810(c)(3)(A), Plug Power has a period of 180 calendar days, until March 15, 2010, to regain compliance with Rule 5450(a)(1).  If at any time before March 15, 2010, the bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, Nasdaq will notify the Company that it has regained compliance with Rule 5450(a)(1).  In the event the Company does not regain compliance with Rule 5450(a)(1) prior to the expiration of the 180-day period, Nasdaq will notify the Company that its common stock is subject to delisting.  The Company may appeal the delisting determination to a Nasdaq hearing panel and the delisting will be stayed pending the panel’s determination. At such hearing, the Company would present a plan to regain compliance and Nasdaq would then subsequently render a decision,. The Company is currently evaluating its alternatives to resolve the listing deficiency.

Item 8.01.   Other Events.

            On September 18, 2009, the Company issued a press release announcing the receipt of the Nasdaq deficiency notice.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d)        Exhibits.

99.1                 Press Release issued by Plug Power Inc. dated September 18, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUG POWER INC.

Date: September 18, 2009	By: /s/ Gerard L. Conway, Jr.
Name: Gerard L. Conway, Jr.
Title: General Counsel

EXHIBIT INDEX

   Exhibit No.             Description

99.1                 Press Release issued by Plug Power Inc. dated September 18, 2009.

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